UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2023

U-Haul Holding Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-11255	88-0106815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Kietzke Lane Suite 100
Reno, Nevada		89511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 775 688-6300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	New York Stock Exchange
Series N Non-Voting Common Stock, $0.001 par value	UHAL.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 7, 2023, U-Haul Holding Company (the “Company”) announced that its Board of Directors (the “Board”) had adopted an amendment to its dividend policy in respect of the Company's Series N Non-Voting Common Stock, par value $0.001 per share, (the "Non-Voting Common Stock"). Pursuant to the amended dividend policy, the Company has increased to $0.05 per share per quarter the amount of the quarterly cash dividends it intends to pay on its Non-Voting Common Stock, beginning in the third quarter of fiscal 2024. This dividend policy may be reviewed, modified or terminated from time to time by the Board.

On December 7, 2023, the Company also announced that the Board declared a cash dividend on its Non-Voting Common Stock of $0.05 per share payable to all shareholders of record of the Company's Non-Voting Common Stock as of the close of business on December 18, 2023. The payment date for the dividends on the Non-Voting Common Stock will be December 29, 2023.

The Company’s press release is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press released dated December 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Haul Holding Company

Date:	12/7/2023	By:	Jason A. Berg
Jason A. Berg Chief Financial Officer